                                                                 Exhibit 11


                            ImageMatrix Corporation
                      Weighted Average Shares Outstanding
                     For the Year Ended December 31, 1996

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
                                                                                           Days
                                                                                          ------
Applicable Common Shares
Net effect of common stock - based on the treasury
 stock method using the IPO price of $5.75

Shares issued during 1995                                                   3,265,193

Less treasury stock assumed purchased
 Net stock proceeds                                            1,201,000
 IPO Price                                                 $        5.75
                                                           -------------
                                                                             (208,870)

Net effect of common equivalents - based on the treasury
 stock method using the IPO price of $5.75
Shares assumed issued for stock options                                       940,759
Less: treasury stock assumed purchased
 Options with exercise price below IPO price                     940,759
 Exercise price                                            $        2.58
                                                           -------------
                                                               2,427,158
 IPO price                                                 $        5.75
                                                           -------------

                                                                             (422,114)
                                                                           ----------

Total shares prior to June 4, 1996                                          3,574,968       155       554,120,040
                                                                           ==========

Total shares issued and outstanding from June 4, 1996 to
 December 3, 1996                                                           4,638,772       182       844,256,504

Shares issued December 3, 1996                                    27,125    4,665,897        28       130,645,116
                                                                                                   --------------

                                                                                                    1,529,021,660

                                                                                         Days                 365
                                                                                                   --------------

                                              Weighted Average Shares Outstanding                       4,189,100
                                                                                                   ==============
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